Exhibit 4.3

AMERICAN WATER CAPITAL CORP.

OFFICERS’ CERTIFICATE

AUGUST 14, 2014

4.300% SENIOR NOTES DUE 2042

PURSUANT TO SECTIONS 102 AND 301 OF THE INDENTURE IDENTIFIED BELOW

The undersigned officers of American Water Capital Corp., a Delaware corporation (the “Company”), pursuant to Sections 102 and 301 of the Indenture, dated as of December 4, 2009 (the “Indenture”, and unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them therein), between the Company and Wells Fargo Bank, National Association, as Trustee, do hereby certify as follows:

1)	There is hereby authorized to be issued under the Indenture debt securities in the aggregate principal amount of $200,000,000 (the “Additional Securities”) which shall constitute a further issuance of, and be consolidated to form a single series with, the $300,000,000 aggregate principal amount of the Company’s “4.300% Senior Notes due 2042” that were previously issued on December 17, 2012;

2)	The undersigned have read the provisions of the Indenture relating to the authentication and delivery of securities thereunder, including Sections 201, 301 and 303 thereof and the definitions relating thereto;

3)	The undersigned have read the Board Resolutions authorizing the issuance of the Additional Securities and the taking of any action by such officers of the Company in connection therewith, and have made such investigation or examination as is necessary, in the opinion of the undersigned, to enable him or her to express an informed opinion as to whether the covenants and conditions precedent to the action to be taken by the Trustee in authenticating and delivering Additional Securities under the Indenture have been complied with;

4)	In the opinion of the undersigned, such covenants and conditions precedent have been complied with; and

5)	The Additional Securities are “Debt” under the Support Agreement, dated June 22, 2000 and amended as of July 26, 2000, between American Water Works Company, Inc. and the Company.

IN WITNESS WHEREOF, we have hereunto signed our names as of the date first written above.

By:	/s/ William D. Rogers
	Name:	William D. Rogers
	Title:	Vice President and Treasurer

By:	/s/ Thomas S. Wyatt
	Name:	Thomas S. Wyatt
	Title:	Vice President and Secretary